Exhibit 10.1

TERMINATION AGREEMENT

TERMINATION AGREEMENT, dated as of October 29, 2018 (this “Agreement”), by and among MSC INDUSTRIAL DIRECT CO., INC., a New York corporation (the “Company”) and the shareholders party hereto (collectively, the “Sellers”).

R E C I T A L S

WHEREAS, the Company and the Sellers entered into a Stock Purchase Agreement, dated as of July 25, 2018 (as amended, the “Stock Purchase Agreement”);

WHEREAS, the Company and the Sellers wish to modify the Percentage Participations set forth in Schedule I to the Stock Purchase Agreement; and

WHEREAS, the Company and the Sellers wish to terminate the Stock Purchase Agreement pursuant to Section 7.1(a) of the Stock Purchase Agreement;

NOW THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers hereby severally agree with the Company and the Company agrees with each Seller as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined in this Agreement shall have the respective meanings assigned to such terms in the Stock Purchase Agreement.

2. Termination.  The Company and the Sellers hereby agree that the respective rights and  obligations of the Company and the Sellers under the Stock Purchase Agreement shall be terminated, cancelled and extinguished; provided that the obligations of the Company and the Sellers to purchase and sell Shares in accordance with Section 1.3 of the Stock Purchase Agreement with respect to the month of October 2018 shall remain in full force and effect and the Percentage Participations with respect to the October 2018 calendar month purchase and sale obligations are amended to be as set forth in Schedule I hereto.

3. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
4. Counterparts. This Agreement may be executed in any number of counterparts, including via facsimile, each of which shall be an original, but all of which together shall constitute one instrument.

[Signatures follow on next page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

MSC INDUSTRIAL DIRECT CO., INC.

By:	/s/ Steve Armstrong
Name:	Steve Armstrong
Title:	Senior Vice President, General Counsel and Corporate Secretary

/s/ Mitchell Jacobson
Mitchell Jacobson

/s/ Marjorie Gershwind Fiverson
Marjorie Gershwind Fiverson

/s/ Erik Gershwind
Erik Gershwind

/s/ Stacey Bennett
Stacey Bennett

/s/ Harlan B. Korenvaes
Harlan B. Korenvaes

[Termination Agreement]

Schedule I

Name of Seller	Percentage Participation

Mitchell Jacobson	0

Marjorie Gershwind Fiverson	0

Erik Gershwind	0

Stacey Bennett	11.8

Harlan B. Korenvaes	88.2